Exhibit 10.29
March 22, 2006
BY FACSIMILE
JPMorgan Chase Bank, as Agent
Attention: Cherry Arnaez
Loan & Agency Services
1111 Fannin, Floor 10
Houston, TX 77002
F: (713) 750-2894
JP Morgan Chase Bank
Attention: Thomas Hou
270 Park Avenue
New York, NY 10017
P: (212) 270-6072
F: (212) 270-3897
RE:          THE PEPSI BOTTLING GROUP, INC.
                 5-YEAR CREDIT AGREEMENT
                COMMITMENT INCREASE NOTICE
Ladies and Gentlemen:
     We make reference to the 5-Year Credit Agreement (the “Credit Agreement”) dated as of April 28, 2004 by and among the The Pepsi Bottling Group, Inc. (the “Company”), Bottling Group, LLC, JPMorgan Chase Bank, as Agent, and certain banks identified in the Credit Agreement. Capitalized terms in this letter shall have the same meaning as the terms defined in the Credit Agreement.
     In accordance with Section 2.05(c)(ii) of the Credit Agreement, the Company hereby delivers this Increase Notice to the Agent, by which the Company hereby requests that the aggregate amount of the Commitments be increased by a total amount of $50,000,000 (Fifty Million Dollars) (the “Proposed Aggregate Commitment Increase”) to be effective April 24, 2006 (the “Increase Date”). The Proposed Aggregate Commitment Increase shall be offered solely to Morgan Stanley.
     If you have any questions, please do not hesitate to contact the undersigned at (914) 767-7096. We appreciate your assistance in connection with the foregoing request.

THE PEPSI BOTTLING GROUP, INC.
By:	/s/ Kenneth Smith
Kenneth Smith
Vice President and Treasurer